EXHIBIT 99.1
Houston, Texas
7 December 2006

FOR IMMEDIATE RELEASE

     ATWOOD OCEANICS, INC., Houston-based International Drilling Contractor, announced today that the Company earned net income of $23,179,000 or $.74 per diluted share, on revenues of $81,817,000 for the quarter ended September 30, 2006, compared to net income of $6,661,000 or $.21 per diluted share, on revenues of $46,124,000 for the quarter ended September 30, 2005. For the year ended September 30, 2006, the Company earned net income of $86,122,000 or $2.74 per diluted share, on revenues of $276,625,000 compared to net income of $26,011,000 or $.83 per diluted share, on revenues of $176,156,000 for the year ended September 30, 2005.

                                        FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                              2006                  2005
                                         ----------------    ------------------

Revenues                                    $ 81,817,000          $ 46,124,000
Income before Income Taxes                    27,885,000             5,432,000
(Provision) Benefit for Income Taxes          (4,706,000)            1,229,000
Net Income                                    23,179,000             6,661,000
Earnings per Common Share -
      Basic                                         0.75                  0.22
      Diluted                                       0.74                  0.21
Weighted Average Shares
   Outstanding -
      Basic                                   31,044,000            30,584,000
      Diluted                                 31,534,000            31,452,000

                                       FOR THE TWELVE MONTHS ENDED SEPTEMBER 30,
                                              2006                 2005
                                         ----------------    ------------------

Revenues                                   $ 276,625,000         $ 176,156,000
Income before Income Taxes                    91,836,000            25,608,000
(Provision) Benefit for Income Taxes          (5,714,000)              403,000
Net Income                                    86,122,000            26,011,000
Earnings per Common Share -
      Basic                                         2.78                  0.86
      Diluted                                       2.74                  0.83
Weighted Average Shares
   Outstanding -
      Basic                                   30,936,000            30,412,000
      Diluted                                 31,442,000            31,220,000





                                                      Contact:  Jim Holland
                                                             (281) 749-7804